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                                                              EXHIBIT (5)(a)(ii)


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    COMPLETE AND RETURN TO:                      THE UNITED STATES LIFE INSURANCE COMPANY
     Administrative Center                           In the City of New York ("USL")
          P. O. Box                                Administrative Center: Houston, TX
         Houston, TX                             VARIABLE ANNUITY CERTIFICATE APPLICATION                         SELECT RESERVE
       (800) 246-1924
     Fax: (713) 831-3701
Hearing Impaired: (888) 436-5257
INSTRUCTIONS: Please type or print in permanent black ink.
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1. ANNUITANT                                                    |   2. CONTINGENT ANNUITANT (optional)
   Name: __________________________________________________     |      Name: _________________________________________________
   Address: _______________________________________________     |      Address: ______________________________________________
   ________________________________________________________     |      _______________________________________________________
   Phone: ________________ DOB: ______________ (Max Age 85)     |      Phone: ________________ DOB: ______________ (Max Age 85)
   Sex: [_]M  [_]F   SS #: ________________________________     |      Sex: [_]M  [_]F   SS #: ________________________________
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3. OWNER (Complete only if different than Annuitant)            |   4. JOINT OWNER (optional)
                                                                |
   Name: __________________________________________________     |      Name: _________________________________________________
   Address: _______________________________________________     |      Address: ______________________________________________
   ________________________________________________________     |      _______________________________________________________
   Phone: ________________ DOB: ______________ (Max Age 85)     |      Phone: ________________ DOB: ______________ (Max Age 85)
   Sex: [_]M  [_]F   SS #: ________________________________     |      Sex: [_]M  [_]F   SS #: ________________________________
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5. BENEFICIARY DESIGNATION (if more space is needed, use Section 11 on page 2.)
                                                         _______________
   PRIMARY (if more than one, indicate percentages)             |      SECONDARY (if more than one, indicate percentages)
   NAME/RELATIONSHIP:                                           |      NAME/RELATIONSHIP:
                                                                |
                                                                |
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6. PAYMENT INFORMATION (Please make checks payable to United States Life.)
   Initial Purchase Payment $ ________________  If [_]1035X  OR  [_] Transfer then estimated amount: $ ______________
   [_] Non-Qualified   [_] Qualified: (Check appropriate boxes in A and B)
                                     A. [_] Rollover    [_] Transfer
                                     B. Type of Plan:   [_] IRA  [_] SEP-IRA  [_] 401(k)  [_] Other _____________
If any portion of the initial purchase payment is allocated to a Fixed Account, refer to this section in the prospectus and to your annuity certificate regarding eligibiity for an interest rate lock on 1035 Exchanges or other rollovers and transfers that qualify for special tax treatment under the Internal Revenue Code.
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7. INVESTMENT OPTIONS (Total allocation must equal 100%; use whole percentages.)
   AMERICAN GENERAL SERIES PORTFOLIO COMPANY                         OFFITBANK VIF-Total Return (7)                        ------%
     Money Market (13)                             ------%           OFFITBANK VIF-U.S. Government Securities (8)          ------%
   HOTCHKIS AND WILEY VARIABLE TRUST                               ROYCE CAPITAL FUND
     Equity Income VIP (1)                         ------%           Royce Premier (9)                                     ------%
     Low Duration VIP (3)                          ------%           Royce Total Return (10)                               ------%
   LEVCO SERIES TRUST                                              WRIGHT MANAGED BLUE CHIP SERIES TRUST
     LEVCO Equity Value (2)                        ------%           Wright International Blue Chip (11)                   ------%
   NAVELLIER VARIABLE INSURANCE SERIES FUND, INC.                    Wright Selected Blue Chip (12)                        ------%
     Navellier Growth (4)                          ------%         OTHER                                                   ------%
   OFFITBANK VARIABLE INSURANCE FUND, INC.         ------%           ---------------------------------------------         ------%
     OFFITBANK VIF-Emerging Markets (5)            ------%         FIXED ACCOUNT
     OFFITBANK VIF-High Yield (6)                  ------%           1-Year Guarantee Period (20)                          ------%
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8. DOLLAR COST AVERAGING
   Dollar cost average: $______________ (per transfer) taken from the: [_] Money Market OR [_] 1-Year Guarantee Period.
   Frequency: [_] Monthly    [_] Quarterly  [_] Semiannually  [_] Annually
   Duration:  [_] 12 months  [_] 24 months  [_] 36 months     to be allocated to the Variable Division(s) as indicated below.

   AMERICAN GENERAL SERIES PORTFOLIO COMPANY                         OFFITBANK VIF-Total Return (7)                        $_______
     Money Market (13)                             $________         OFFITBANK VIF-U.S. Government Securities (8)          $_______
   HOTCHKIS AND WILEY VARIABLE TRUST                               ROYCE CAPITAL FUND
     Equity Income VIP (1)                         $________         Royce Premier (9)                                     $_______
     Low Duration VIP (3)                          $________         Royce Total Return (10)                               $_______
   LEVCO SERIES TRUST                                              WRIGHT MANAGED BLUE CHIP SERIES TRUST
     LEVCO Equity Value (2)                        $________         Wright International Blue Chip (11)                   $_______
   NAVELLIER VARIABLE INSURANCE SERIES FUND, INC.                    Wright Selected Blue Chip (12)                        $_______
     Navellier Growth (4)                          $________       OTHER
   OFFITBANK VARIABLE INSURANCE FUND, INC.                           _____________________________________________         $_______
     OFFITBANK VIF-Emerging Markets (5)            $________         _____________________________________________         $_______
     OFFITBANK VIF-High Yield (6)                  $________         _____________________________________________         $_______
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9. AUTOMATIC REBALANCING ($25,000 minimum) Total allocation must equal 100%. Use whole percentages only.
   [_] Check here for Automatic Rebalancing of investment, based on certificate anniversary, to the VARIABLE ALLOCATION ONLY indicated below or then in effect.
   FREQUENCY  [_] Quarterly   Semiannually [_]   [_] Annually
   AMERICAN GENERAL SERIES PORTFOLIO COMPANY                         OFFITBANK VIF-Total Return (7)                        ------%
     Money Market (13)                             ------%           OFFITBANK VIF-U.S. Government Securities (8)          ------%
   HOTCHKIS AND WILEY VARIABLE TRUST                               ROYCE CAPITAL FUND
     Equity Income VIP (1)                         ------%           Royce Premier (9)                                     ------%
     Low Duration VIP (3)                          ------%           Royce Total Return (10)                               ------%
   LEVCO SERIES TRUST                                              WRIGHT MANAGED BLUE CHIP SERIES TRUST
     LEVCO Equity Value (2)                        ------%           Wright International Blue Chip (11)                   ------%
   NAVELLIER VARIABLE INSURANCE SERIES FUND, INC.                    Wright Selected Blue Chip (12)                        ------%
     Navellier Growth (4)                          ------%         OTHER                                                   ------%
   OFFITBANK VARIABLE INSURANCE FUND, INC.         ------%           ---------------------------------------------         ------%
     OFFITBANK VIF-Emerging Markets (5)            ------%           ---------------------------------------------         ------%
     OFFITBANK VIF-High Yield (6)                  ------%
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10.  REPLACEMENT Will the proposed variable annuity replace any existing annuity or insurance contract?          [_] No  [_] Yes
     (If "yes," list company name, plan, and year of issue, and complete appropriate replacement documents.)
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11.  SPECIAL INSTRUCTIONS

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12.  SIGNATURES
     All statements made in this application are true to the best of our knowledge and belief, and we agree to all terms and conditions as shown.
     We further agree that this application, if attached, shall be a part of the proposed annuity, and we verify our understanding that ALL PAYMENTS AND VALUES PROVIDED BY THE PROPOSED ANNUITY, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE
     VARIABLE, MAY INCREASE OR DECREASE, AND ARE NOT GUARANTEED AS TO THE DOLLAR AMOUNT.
     We acknowledge receipt of the prospectuses for THE UNITED STATES LIFE Insurance Company in the City of New York Separate
     Account USL VA-R and the summary prospectus for each of the investment options listed in Section 7 of this application. If this application is for an IRA or a Simplified Employee Pension, we acknowledge receipt of the Individual Retirement Annuity
     Disclosure Statement provided to us in conjunction with the current prospectus for Separate Account USL VA-R.
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     UNDER PENALTIES OF PERJURY, I CERTIFY: (1) THAT THE SOCIAL SECURITY (OR TAXPAYER IDENTIFICATION) NUMBER IS CORRECT AS IT
     APPEARS IN THIS APPLICATION; AND (2) THAT I AM NOT SUBJECT TO BACKUP WITHHOLDING UNDER SECTION 3406 (a)(1)(C) of the
     INTERNAL REVENUE CODE.
     THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS
     REQUIRED TO AVOID BACKUP WITHHOLDING.
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     Signed at _______________________________________________________________________       Date _______________________________
               CITY                                              STATE

     X________________________________________________________           X_______________________________________________________
     SIGNATURE OF ANNUITANT                                              SIGNATURE OF OWNER (if different than Annuitant)

     X________________________________________________________           X_______________________________________________________
     SIGNATURE OF CONTINGENT ANNUITANT (if applicable)                   SIGNATURE OF  JOINT OWNER (if applicable)
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13.  DEALER/LICENSED AGENT INFORMATION AND SIGNATURES

     Licensed Agent: _________________________________________           _________________________________________________________
                     PRINT AGENT NAME                                    AGENT NUMBER/LOCATION

                     _________________________________________
                     PHONE NUMBER

     Will the proposed variable annuity replace any existing annuity or insurance contract? [_] NO [_] YES
     The agent hereby certifies that all information contained in this application is true to the best of his/her knowledge and belief.

     X________________________________________________________           _________________________________________________________
     SIGNATURE OF LICENSED AGENT                                         PRINT NAME OF BROKER/DEALER

     X________________________________________________________          __________________________________________________________
     SIGNATURE OF LICENSED PRINCIPAL OF BROKER/DEALER                    ADDRESS OF BRANCH OFFICE

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For Agent Use Only - Contact your Home Office for details. [_] Profile A [_] Profile B    Once selected, Profile cannot
be changed on this contract.
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